UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on January 21, 2016, Microphase Instruments, LLC (the “Purchaser”), a wholly-owned subsidiary of Microphase Corporation (the “Company”), entered into a Purchase Agreement (the "Purchase Agreement") with Dynamac, Inc. (“Seller”), pursuant to which the Company acquired from the Seller certain assets (the “Assets”) comprised of proprietary radio frequency (RF) and microwave test and measurement products, together with certain corresponding intellectual property, for an aggregate purchase price of $2,500,000.

As previously reported, effective November 2, 2016, the Purchaser, the Seller and the Company entered into an Amendment to Purchase Agreement (the “First Amendment”). Pursuant to the First Amendment, among other things, the Purchaser agreed that the Assets would not be assigned and transferred to the Purchaser until such time as the Purchaser has delivered to the Seller the entire purchase price owed pursuant to the Amendment and the Seller agreed that the first installment of such purchase price, in the amount of $559,000, would not be due until November 22, 2016, with subsequent payments due and payable as follows: (i) remaining balance of $1,500,000 shall be due and payable to the Seller within 10 days of the closing of an initial public offering (“IPO”) of common stock of the Company (the “Offering Payment”); or (ii) if the IPO is delayed or does not close, the Purchaser shall continue to make the remaining three payments of $550,000 each according to the payment schedule contained in the Purchase Agreement. As further consideration, the Company will issue to the Seller 300,000 shares of restricted common stock of the Company.

As previously reported, effective November 22, 2016, the Purchaser, the Seller and the Company entered into a Second Amendment to Purchase Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the Seller agreed that the first installment of the purchase price, in the amount of $559,000, would not be due until December 9, 2016.

On February 22, 2017, the Purchaser, the Seller and the Company entered into a Third Amendment to Purchase Agreement (the “Third Amendment”). Pursuant to the Third Amendment, the Seller agreed that the second installment of the purchase price, in the amount of $550,000, due on February 22, 2017, would not be due until May 22, 2017; however, the amount of such installment has increased to $559,000, to include late fees in the amount of $9,000.

The foregoing description of the Purchase Agreement, the First Amendment, the Second Amendment and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following exhibit index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Purchase Agreement entered into January 21, 2016, by and between Microphase Instruments, LLC and Dynamac, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2016)

10.2

Amendment to Purchase Agreement by and among Microphase Instruments, LLC, Dynamac, Inc. and Microphase Corporation, dated as of November 2, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2016)

10.3

Second Amendment to Purchase Agreement by and among Microphase Instruments, LLC, Dynamac, Inc. and Microphase Corporation, dated as of November 22, 2016 (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2016)

10.4	Third Amendment to Purchase Agreement by and among Microphase Instruments, LLC, Dynamac, Inc. and Microphase Corporation, dated as of February 21, 2017*

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: February 28, 2017	By:	/s/ Necdet Ergul
Necdet Ergul Interim Chief Executive Officer